Exhibit 10.3

AMENDING AGREEMENT

This AMENDING AGREEMENT (the “Agreement”), dated as of January 8, 2020, is by and between GREEN HYGIENICS HOLDINGS INC., a Nevada corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership with its address at 1262 Prospect Street, La Jolla, CA 92037 (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are parties to a Securities Purchase Agreement dated as of December 19, 2019 (the “SPA”) and a Registration Rights Agreement dated as of December 19, 2019 (the “RRA”); and

B. Pursuant to the SPA, the Company issued a Promissory Note to the Buyer with an issue date of December 19, 2019 (the “Note”) and a Common Stock Purchase Warrant with an Issuance Date of December 19, 2019 (the “Warrant”);

C. Pursuant to the SPA, the Company delivered to Vstock Transfer LLC, the transfer agent and registrar for the common stock, $0.001 par value per share, of the Company (the “Common Stock”), an instruction letter dated December 19, 2019 (the “TA Letter”);

D. The Closing of the transactions contemplated by the SPA occurred on December 31, 2019; and

E. The Company and the Buyer seek to amend the SPA, the RRA, the Note, the Warrant, and the TA Letter (collectively, the “Transaction Documents”) in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree to amend the respective agreements as follows:

1. Amendment of Note.

a.	The Issue Date of the Note is hereby amended to be December 31, 2019.
b.	The Maturity Date of the Note is hereby amended to June 30, 2020.
c.	The date set forth in Section 3.13 of the SPA shall be amended to January 31, 2020.

2. Amendment of RRA. The date in Section 2.a of the RRA shall be amended to January 31, 2020.

3. Amendment of Warrant.

a.	The Date of Issuance of the Warrant is hereby amended to be December 31, 2019.
b.	The “Exercise Period” of the Warrant is hereby amended to be the period commencing on December 31, 2019 and ending on 5:00 p.m. eastern standard time on December 31, 2021.

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

GREEN HYGIENICS HOLDINGS INC.

/s/ Ron Loudoun
By: Ron Loudoun
Its: CEO

TRITON FUNDS LP

/s/ Tyler Hoffman
By: Tyler Hoffman
Its: Authorized Signatory